SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 6, 2004
                                                         ----------------


                          APPLIED NEUROSOLUTIONS, INC.
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             (Exact name of Registrant as Specified in its Charter)



          Delaware                     001-13835                39-1661164
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(State or Other Jurisdiction   (Commission file Number)        (IRS Employer
      of Incorporation)                                     Identification No.)



    50 Lakeview Parkway, Suite 111, Vernon Hills, IL              60061
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        (Address of Principal Executive Offices)                (Zip Code)



        Registrant's telephone number, including area code (847) 573-8000
                                                           --------------



                                 HEMOXYMED, INC.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Applied NeuroSolutions, Inc. (the "Company") announced on February 12, 2004, that it had completed a private placement for $8.0 million. The private placement included 12 institutional investors led by the New York City-based Special Situations Private Equity Fund L.P. In connection with this transaction, bridge investors, who had made loans of approximately $2.6 million to the Company over the past 18 months, agreed to convert their loans into units on substantially the same terms as the investors.

         The Company issued to investors an aggregate of 32 million units priced at $0.25 per unit. Each unit consists of one share of common stock of the Company and a five year warrant exercisable to purchase one share of common stock of the Company at an exercise price of $0.30. The warrants issued to investors are immediately exercisable.

         The Company also issued to the placement agent in the private placement a five year warrant to purchase 3.2 million shares of common stock of the Company at an exercise price of $0.30 per share. The warrant issued to the placement agent is exercisable commencing on February 6, 2005.

         As  a  result  of  these   transactions,   the  Company  currently  has
approximately 90 million shares of common stock issued and outstanding.

         The  Company   said  it  intends  to  utilize   the  net   proceeds  of
approximately $7.34 million to fund pivotal clinical trials for its cerebrospinal fluid (CSF) based diagnostic test for Alzheimer's disease (AD), complete development of a serum-based diagnostic test for AD, accelerate its therapeutic program, and meet working capital needs for the next two years.

         The Company has agreed to file a registration statement covering the resale of the shares of common stock issued to the investors and the bridge investors, the shares of common stock underlying the warrants issued to the investors and the bridge investors, and the shares of common stock underlying the warrant issued to the placement agent.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

4.1 Purchase Agreement, dated as of January 28, 2004, by and between the Registrant and Special Situations Private Equity Fund L.P.

4.2      Form of Unit Purchase Agreement.

4.3       Bridge Loan Holder Consent

4.4      Form of Registration Rights Agreement.

4.5      Form of Warrant.

4.6      Placement Agent Warrant.

99.1     Press Release dated February 12, 2004.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of February, 2004.


                                             APPLIED NEUROSOLUTIONS, INC.


                                             By: /s/ DAVID ELLISON
                                                 -------------------------------
                                                 Name:  David Ellison
                                                 Title:  Chief Financial Officer








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